                                             DEUTSCHE ASSET MANAGEMENT

                                                  CODE OF ETHICS

                                                                                                          May, 2000
                                                                                                 Revised July, 2001

                                                                             [GRAPHIC OMITTED][GRAPHIC OMITTED]

                                             DEUTSCHE ASSET MANAGEMENT

                                                  CODE OF ETHICS

         Appendix:

-        Employee/Employee Related Trading
-        Procedures for Establishing Brokerage Accounts
-        Procedures for Pre-Clearing Personal Trades (parts not yet effective for DeAM)

                                         DEUTSCHE ASSET MANAGEMENT - U.S.

-------------------------------------------------------------------------------------------------------------------
                                                  CODE OF ETHICS
-------------------------------------------------------------------------------------------------------------------

I.  Overview
    --------

This Code of Ethics ("Code") sets forth the specialized rules for business conduct and guidelines for the personal investing activities that generally are required of employees involved in the United States investment management areas of the Deutsche Bank Group and its affiliates (collectively "Deutsche Asset Management" or
"DeAM").1

The provisions of this Code shall apply to all employees deemed to be "Access Persons" (see definition on next page) and such other employees as the Compliance Department ("Compliance") may determine from time to time.  This
Code supplements the Deutsche Bank Code of Professional Conduct and Global Master Compliance Manual (available at
http://compliance.cc.db.com on the intranet).  Each Access Person must observe those policies, as well as abide
---------------------------
by the additional principles and rules set forth in this Code, and any other applicable legal vehicle or division specific policies and obligations.

II.  General Rule
     -------------

DeAM employees will, in varying degrees, participate in or be aware of fiduciary and investment services provided to registered investment companies, institutional investment clients, employee benefit trusts and other types of investment advisory accounts.  The fiduciary relationship mandates adherence to the highest standards of conduct and integrity.

Accordingly, personnel acting in a fiduciary capacity must carry out their duties for the exclusive benefit of the client accounts.  Consistent with this fiduciary duty, the interests of DeAM clients take priority over the investment desires of DeAM and DeAM personnel.  All DeAM personnel must conduct themselves in a manner consistent with the requirements and procedures set forth in this Code.

|_|      There must be no conflict, or appearance of conflict, between the self-interest of any employee and the responsibility of that employee to Deutsche Bank, its shareholders or its clients.

|_|      Employees must never improperly use their position with Deutsche Bank for personal or private gain to themselves, their family or any other person.

DeAM employees may also be required to comply with other policies imposing separate requirements.  Specifically, they may be subject to laws or regulations that impose restrictions with respect to personal securities transactions, including, but not limited to, Section 17(j) and Rule 17j-1 under the Investment Company Act of
1940 (the "Act").  The purpose of this Code of Ethics is to ensure that, in connection with his or her personal trading, no Access Person shall conduct any of the following acts upon a client account:

|X|      To employ any device, scheme or artifice to defraud;
|X|      To make any untrue statement of a material fact, or omit to state a material fact necessary in order to make the statement not misleading;
|X|      To engage in any act, practice or course of business that operates or would operate as a fraud or deceit; or
|X|      To engage in any manipulative practice.

III.  Definitions
      -----------

A.       "Access Person" shall mean:

             (i)  All employees of DeAM, including investment personnel, traders and portfolio managers who, in connection with their regular functions or duties, participate in making decisions or obtain information regarding the purchase or sale of a security by any client accounts, or whose functions relate to the making of any recommendations with respect to such purchases or sales;
(ii)     All natural persons in a control relationship to DeAM who obtain information concerning investment recommendations made to any client account.  The term "control" shall have the same meaning as that set forth in Section 2(a)(9) of the Act; and
(iii)    Any other personnel with asset management responsibilities or frequent interaction with Access Persons as determined by Compliance (e.g., Legal, Compliance, Risk, Operations, Sales & Marketing, as
                  well as certain long-term temporary employees and consultants).

B.       "Accounts" shall mean all securities accounts, whether brokerage or otherwise, and securities held directly outside of accounts, but shall not include open-end mutual fund accounts in which securities transactions cannot be effected.

C.       "Employee Related Account" of any person subject to this Code shall mean:

(i)      The employee's own Accounts;
(ii)     The employee's spouse's Accounts and the Accounts of minor children and other members of the household
                  (whether by marriage or similarly committed status) living in the employee's home;
(iii)    Accounts in which the employee, his/her spouse/domestic partner, minor children or other persons living in their home have a beneficial interest (i.e., share in the profits even if there is no influence on voting or disposition of the shares); and
(iv)     Accounts (including corporate Accounts and trust Accounts) over which the employee or his/her spouse/domestic partner exercises investment discretion or direct or indirect influence or control.

            NOTE: ANY PERSON SUBJECT TO THIS CODE IS RESPONSIBLE FOR COMPLIANCE WITH THESE RULES WITH RESPECT TO
                   ANY EMPLOYEE RELATED ACCOUNT, AS APPLICABLE.

D.       "Securities" shall include equity or debt securities, derivatives of securities (such as options, warrants, and ADRs), closed-end mutual funds, futures, commodities and similar instruments, but do not include:

(i)      Shares of open-end mutual funds (unless otherwise directed by Compliance);
(ii)     Direct obligations of the United States government; or
(iii)    Bankers' acceptances, bank certificates of deposit, commercial paper and high quality short-term debt instruments, including repurchase agreements.

IV.  Restrictions
     ------------

  A.     General

(i)      The Basic Policy: Employees have a personal obligation to conduct their investing activities and related securities transactions lawfully and in a manner that avoids actual or potential conflicts between their own interests and the interests of Deutsche Bank and its clients.  Employees must carefully consider the nature of their Deutsche Bank responsibilities - and the type of information that he or she might be deemed to possess in light of any particular securities transaction - before engaging in that transaction.
                                ------

(ii)     Material Nonpublic Information: Employees in possession of material nonpublic information about or affecting securities, or their issuer, are prohibited from buying or selling such securities, or advising any other person to buy or sell such securities.

(iii)    Corporate and Departmental Restricted Lists: Employees are not permitted to buy or sell any securities that are included on the Corporate Restricted List (available on the intranet) and/or other applicable departmental restricted lists.

(iv)     "Frontrunning:" Employees are prohibited from buying or selling securities or other instruments in their
                  Employee Related Accounts so as to benefit from the employee's knowledge of the Firm's or a client's trading positions, plans or strategies, or forthcoming research recommendations.

  B.     Specific Blackout Period Restrictions

(i)      Access Persons shall not knowingly effect the purchase or sale of a Security for an Employee Related
                  Account on a day during which any client account has a "buy" or "sell" order for the same
                  Security, until that order is executed or withdrawn;

(ii)     Access Persons shall not effect the purchase or sale of a Security for an Employee Related Account within seven calendar days before or seven calendar days after the same Security is traded (or contemplated to be traded) by a client account with which the Access Person is associated.

(iii)    Employees must always act to avoid any actual or potential conflict of interest between their DeAM duties and responsibilities, and their personal investment activities.  To avoid potential conflicts, absent specific written approval from your Managing Officer2 and Compliance, employees should not personally invest in securities issued by companies with which they have significant dealings on behalf of DeAM, or in investment vehicles sponsored by them.
                  Additional rules that apply to securities transactions by employees, including the requirement for employees to pre-clear personal securities transactions and rules regarding how Employee
                  Related Accounts must be maintained, are described in more detail later in this Code.

(iv)     Deutsche Bank Securities: During certain times of the year, all Deutsche Bank employees are prohibited from conducting transactions in the equity and debt securities of Deutsche Bank, which affect their beneficial interest in the firm.  Corporate Compliance generally imposes these "blackout"
                  periods around the fiscal reporting of corporate earnings.  Blackouts typically begin two days prior to the expected quarterly or annual earnings announcement, and end after earnings are released publicly.  Additional restricted periods may be required for certain individuals and events, and Compliance will announce when such additional restricted periods are in effect.

(v)      Exceptions to Blackout Periods (above items i, ii, and iii only)
                  The following Securities are exempt from the specified blackout periods:

|_|      Securities that are within the S&P 100 Index;
|_|      Futures and options transactions on indexes;
|_|      ETF's (Exchange Traded Funds - e.g., SPDRs or "Spiders" (S&P 500 Index), DIAs or "Diamonds" (Dow Jones
                           Industrial Average), etc.);
|_|      Shares purchased under an issuer sponsored Dividend Reinvestment Plan ("DRIPs"), other than optional purchases;
|_|      To the extent acquired from the issuer, purchases effected upon the exercise of rights issued pro rata to holders of a class of securities; and
|_|      Securities purchased under an employer sponsored stock purchase plan or upon the exercise of employee stock options.

       Note:  Transactions in Securities in derivative instruments, including warrants, convertible Securities, futures and options, etc. shall be restricted in the same manner as the underlying Security.

C.       New Issues (IPOs)
         Access Persons are prohibited from purchasing or subscribing for Securities pursuant to an initial public offering.  This prohibition applies even if Deutsche Bank (or any affiliate of Deutsche Bank) has no underwriting role and/or is not involved with the distribution.

D.       Short -Term Trading

         Employees must always conduct their personal trading activities lawfully, properly and responsibly, and are encouraged to adopt long-term investment strategies that are consistent with their financial resources and objectives.  Deutsche Bank generally discourages short-term trading strategies, and employees are cautioned that such strategies may inherently carry a higher risk of regulatory and other scrutiny.  In any event, excessive or inappropriate trading that interferes with job performance, or compromises the duty that Deutsche Bank owes to its clients and shareholders, will not be tolerated.

         Access Persons are prohibited from transacting in the purchase and sale, or sale and purchase, of the same (or equivalent) Securities within 30 calendar days.  The following Securities are exempted from this restriction:

|_|      Futures and options transactions on indexes;
|_|      ETF's (Exchange Traded Funds - e.g., SPDRs or "Spiders" (S&P 500 Index), DIAs or "Diamonds" (Dow Jones
                      Industrial Average), etc.);
|_|      Shares purchased under an issuer sponsored Dividend Reinvestment Plan ("DRIPs"), other than optional purchases;
|_|      To the extent acquired from the issuer, purchases effected upon the exercise of rights issued pro rata to holders of a class of securities; and
|_|      Securities purchased under an employer sponsored stock purchase plan.

E.       Restricted List
         All Deutsche Bank employees, including all Access Persons, are prohibited from buying or selling any securities that are included on the Corporate Restricted List (available on the intranet) and/or other applicable departmental restricted lists.

F.       Private Placements
         Prior to effecting a transaction in private securities (i.e., Securities not requiring registration with the Securities and Exchange Commission, and sold directly to the investor), all Access Persons must first obtain the approval of his/her supervisor and then pre-clear the transaction with the Compliance
         Department, including completing a questionnaire.  Any person who has previously purchased privately-placed Securities must disclose such purchases to the Compliance Department before he or she participates in a Fund's or an advisory client's subsequent consideration of an investment in the
         Securities of the same or a related issuer.

V.  Compliance Procedures
    ---------------------

A.       Designated Brokerage Accounts
         All employees must obtain the explicit permission of the Corporate Compliance Department prior to opening a new Employee Related Account.  Upon joining Deutsche Bank, new employees are required to disclose all of their Employee Related Accounts (as previously defined) to Corporate Compliance and must carry out the instructions provided to conform such accounts, if necessary, to the Firm's policies.

         Under no circumstance is an employee permitted to open or maintain any Employee Related Account that is undisclosed to Compliance.  Also, the policies, procedures and rules described throughout this Code apply to all Employee Related Accounts.

         Accordingly, all Access Persons are required to open and maintain their Employee Related Accounts in accordance with the Deutsche Bank Employee Trading and Pre-Clearance Policy, including directing their brokers to supply duplicate copies of transaction confirmations and periodic account statements, as well as additional division-specific requirements, if any.

B.       Pre-Clearance
         Proposed Securities transactions must be pre-cleared with the Compliance Department in accordance with the Deutsche Bank Employee Trading and Pre-Clearance Policy prior to their being placed with the broker.
         Employees are personally responsible for ensuring that the proposed transaction does not violate the
         Firm's policies or applicable securities laws and regulations by virtue of the employee's Deutsche Bank responsibilities or information he or she may possess about the securities or their issuer.

          The following Securities are exempted from the preclearance requirement:
|_|      Futures and options transactions on indexes;
|_|      ETF's (Exchange Traded Funds - e.g., SPDRs or "Spiders" (S&P 500 Index), DIAs or "Diamonds" (Dow Jones
                      Industrial Average), etc.);
|_|      Shares purchased under an issuer sponsored Dividend Reinvestment Plan ("DRIPs"), other than optional purchases;
|_|      To the extent acquired from the issuer, purchases effected upon the exercise of rights issued pro rata to holders of a class of securities; and
|_|      Securities purchased under an employer sponsored stock purchase plan.

    C.   Reporting Requirements

         (i) Disclosure of Employee Related Accounts/Provision of Statements
             As stated in section V.A. above, upon joining Deutsche Bank, new employees are required to disclose all of their Employee Related Accounts to Corporate Compliance, and must carry out the instructions provided to conform such accounts, if necessary, to Deutsche Bank policies.  In addition, pursuant to
             Rule 17j-1 of the Act, no later than ten days after an individual becomes an Access Person (i.e., joining/transferring into DeAM etc.), he or she must also complete and return an "Initial Holdings
             Report" (see Appendix) to DeAM Compliance.

         (ii) Quarterly Personal Securities Trading Reports ("PSTs")
              Pursuant to Rule 17j-1 of the Act, within ten (10) days of the end of each calendar quarter, all
              Access Persons must sign and return to Compliance a PST report, unless exempted by a division-specific requirement, if any.  All PSTs that have reportable personal Securities transactions for the quarter will be reviewed by the appropriate supervisory and/or compliance person.

         (iii) Annual Holdings Report
               Once each year, at a date to be specified by Compliance, each Access Person must provide to
               Compliance an Annual Holdings Report (see Appendix) current as of a date not more than 30 days prior to the date of the report.

D.       Confirmation of Compliance with Policies
         Annually, each Access Person is required to sign a statement acknowledging that he or she has received this Code, as amended or updated, and confirm his or her adherence to it.  Complying with this Code, and truthfully completing the Acknowledgment is the obligation of each Access Person.  Failure to perform this obligation may result in disciplinary action, including dismissal, as well as possible civil and criminal penalties.

VI.  Other Procedures/Restrictions
     -----------------------------

A.       Service on Boards of Directors
         Employees may not maintain outside business affiliations (e.g., officer or director, governor, trustee, part-time employment, etc.) without the prior written approval of the appropriate senior officer of their respective business units after consultation with Compliance, and disclosure to the Office of the
         Secretary as required.  Service on Boards of publicly traded companies should be limited to a small number of instances.  However, such service may be undertaken based upon a determination that these activities are consistent with the interests of DeAM and its clients.  Employees serving as directors will not be permitted to participate in the process of making investment decisions on behalf of clients which involve the subject company.

B.       Gifts

(i)      Accepting Gifts
                  Employees are prohibited from soliciting any personal payment or gift to influence, support or reward any service, transaction or business involving Deutsche Bank, or that appears to be made or offered in anticipation of any future service, transaction or business opportunity.  A payment or gift includes any fee, compensation, remuneration or thing of value.3

                  Subject to the prerequisites of honesty, absolute fulfillment of fiduciary duty to Deutsche
                  Bank, relevant laws and regulations, and reasonable conduct on the part of the employee, however, the acceptance of some types of unsolicited, reasonable business gifts may be permissible.  The rules are as follows:

o        Cash gifts of any amount are prohibited.  This includes cash equivalents such as gift certificates, bonds, securities or other items that may be readily converted to cash.

o        Acceptance of non-cash gifts, momentos, tickets for sporting or entertainment events, and other items that are not excessive in value, is generally permitted with supervisor approval, when it is clear that they are unsolicited, unrelated to a transaction and the donor is not attempting to influence the employee. In accordance with regulations and practices in various jurisdictions, as well as the rules of the New York Stock Exchange and the National
                      Association of Securities Dealers, certain employees may be subject to more stringent gift giving and receiving guidelines.  For example, employees who are "associated persons" of
                      Deutsche Banc Alex. Brown Inc. (NASD licensed) are generally not permitted to offer or accept gifts with a value greater than U.S. $100.  Compliance should be consulted with questions.

o        Acceptance of gifts, other than cash, given in connection with special occasions (e.g., promotions, retirements, weddings), that are of reasonable value in the circumstances are permissible.

o        Employees may accept reasonable and conventional business courtesies, such as joining a client or vendor in attending sporting events, golf outings or concerts, provided that such activities involve no more than the customary amenities.

o        The cost of working session meals or reasonable related expenses involving the discussion or review of business matters related to Deutsche Bank may be paid by the client, vendor or others, provided that such costs would have otherwise been reimbursable to the employee by Deutsche
                      Bank in accordance with its travel and entertainment and expense reimbursement policies.

(ii)     Gift Giving (to Persons other than Government Officials)
                  In appropriate circumstances, it may be acceptable and customary for DeAM to extend gifts to clients or others who do business with Deutsche Bank.  Employees should be certain that the gift will not give rise to a conflict of interest, or appearance of conflict, and that there is no reason to believe that the gift will violate applicable codes of conduct of the recipient.
                  Employees with appropriate authority to do so may make business gifts at DeAM's expense, provided that the following requirements are met:

o        Gifts in the form of cash or cash equivalents may not be given regardless of amount.

o        The gift must be of reasonable value in the circumstances, and should not exceed a value of U.S. $100 unless the specific prior approval of the appropriate Managing Officer4 is obtained.

o        The gift must be lawful and in accordance with generally accepted business practices of the governing jurisdictions.

(iii)    Gifts to Government Officials
                  The Compliance Department must be contacted prior to making any gift to a governmental employee or official.  Various governmental agencies, legislative bodies and jurisdictions may have rules and regulations regarding the receipt of gifts by their employees or officials.  In some cases, government employees or officials may be prohibited from accepting any gifts.  (See next section for additional rules regarding political contributions.)

C.       Rules for Dealing with Governmental Officials and Political Candidates

(i)      Corporate Payments or Political Contributions
                  No corporate payments or gifts of value may be made to any outside party, including any government official or political candidate or official, for the purpose of securing or retaining business for Deutsche Bank, or influencing any decision on its behalf.

o        The Federal Election Campaign Act prohibits corporations and labor organizations from using their general treasury funds to make contributions or expenditures in connection with federal elections, and therefore Deutsche Bank departments may not make contributions to U.S.
                      Federal political parties or candidates.

o        Corporate contributions to political parties or candidates in jurisdictions not involving U.S. Federal elections are permitted only when such contributions are made in accordance with applicable local laws and regulations, and the prior approval of a member of the DeAM Executive
                      Committee has been obtained, and the Deutsche Bank Americas Regional Cost Committee has
                      been notified.

                      Under the Foreign Corrupt Practices Act, Bank Bribery Law, Elections Law and other applicable regulations, severe penalties may be imposed on Deutsche Bank and on individuals who violate these laws and regulations.  Similar laws and regulations may also apply in various countries and legal jurisdictions where Deutsche Bank does business.

(ii)     Personal Political Contributions
                  No personal payments or gifts of value may be made to any outside party, including any government official or political candidate or official, for the purpose of securing business for Deutsche Bank or influencing any decision on its behalf.  Employees should always exercise care and good judgment to avoid making any political contribution that may give rise to a conflict of interest, or the appearance of conflict.  For example, if a DeAM business unit engages in business with a particular governmental entity or official, DeAM employees should avoid making personal political contributions to officials or candidates who may appear to be in a position to influence the award of business to Deutsche Bank.

(iii)    Entertainment of Government Officials
                  Entertainment and other acts of hospitality toward government or political officials should never compromise or appear to compromise the integrity or reputation of the official or
                  Deutsche Bank.  When hospitality is extended, it should be with the expectation that it will become a matter of public knowledge.

D.       Confidentiality
         Access Persons must not divulge contemplated or completed securities transactions or trading strategies of DeAM clients to any person, except as required by the performance of such person's duties, and only on a need-to-know basis.  In addition, the Deutsche Bank standards contained in the Confidential,
         Material, Non-Public Information - Chinese Walls Policy, as well as those within the Code of
         Professional Conduct must be observed.

VII.  Sanctions
      ---------

Any Access Person who violates this Code may be subject to disciplinary actions, including possible dismissal.
In addition, any Securities transactions executed in violation of this Code, such as short-term trading or trading during blackout periods, may subject the employee to sanctions, ranging from warnings and trading privilege suspensions, to financial penalties, including but not limited to, unwinding the trade and/or disgorging of the profits.  Finally, violations and suspected violations of criminal laws will be reported to the appropriate authorities as required by applicable laws and regulations.

VIII.  Interpretations and Exceptions
       ------------------------------

Compliance shall have the right to make final and binding interpretations of this Code, and may grant an exception to certain of the above restrictions, as long as no abuse or potential abuse is involved.  Each Access
Person must obtain approval from the Compliance Department before taking action regarding such an exception.  Any questions regarding the applicability, meaning or administration of this Code shall be referred in advance of any contemplated transaction, to Compliance.

                                                                                          Deutsche Asset Management

                                                  ACKNOWLEDGEMENT

In connection with my employment with, or support of, one or more of the legal entities which make up Deutsche
Asset Management, I acknowledge that I have received, read and understand the Deutsche Asset Management Code of
Ethics ("the Code") dated July, 2001, and agree to adhere to and abide by the letter and spirit of its provisions.

I have reviewed my own situation and conduct in light of the Code.  I confirm that I am in compliance with the
Code and have been in compliance with it since the date of my previous Acknowledgement, if any, including the requirements regarding the manner in which I maintain and report my employee related brokerage accounts and conduct my personal securities trading, as well as those surrounding the giving/receiving of gifts.

I understand that any violation(s) of the Code is grounds for immediate disciplinary action up to, and including, dismissal.

Signature         _______________________________

Print Name        _______________________________

Date              _______________________________

              Please return this form to DeAM Compliance at 130 Liberty Street, 17th Floor (MS NYC02-1702).

                                                                                 [GRAPHIC OMITTED][GRAPHIC OMITTED]

                                                                                          Deutsche Asset Management

  To:         "Access Person"
  From:       DeAM Compliance
  Re:         Initial/Annual Holdings Report - Personal Securities Accounts

-------------------------------------------------------------------------------------------------------------------

  In conformance with Securities and Exchange  Commission Rule 17j-1 pursuant to the Investment Company Act of 1940 you are required to provide  Compliance with this "Initial  Holdings  Report" within 10 days of joining  Deutsche
  Asset Management ("DeAM"), and annually thereafter.

  Accordingly,  please fill in the following requested information (or attach a copy of your most recent statement)
  for all securities5 either held directly or held in your Employee-Related Accounts6.

          Broker/Acct.#                    Name of Issuer               No. of Shares          Principal Amount

  ------------------------------ --- ---------------------------- -- --------------------- --- ------------------------

  ------------------------------ --- ---------------------------- -- --------------------- --- ------------------------

  ------------------------------ --- ---------------------------- -- --------------------- --- ------------------------

  ------------------------------ --- ---------------------------- -- --------------------- --- ------------------------

  ------------------------------ --- ---------------------------- -- --------------------- --- ------------------------

  ------------------------------ --- ---------------------------- -- --------------------- --- ------------------------

  ------------------------------ --- ---------------------------- -- --------------------- --- ------------------------

  ------------------------------ --- ---------------------------- -- --------------------- --- ------------------------

  ------------------------------ --- ---------------------------- -- --------------------- --- ------------------------

  ------------------------------ --- ---------------------------- -- --------------------- --- ------------------------

  ------------------------------ --- ---------------------------- -- --------------------- --- ------------------------

  ------------------------------ --- ---------------------------- -- --------------------- --- ------------------------

  ------------------------------ --- ---------------------------- -- --------------------- --- ------------------------

  Signature:      _______________________________    Date:    _________________________

  Print Name:     _______________________________    Expense Code: __________________

                                                      NOTICE
                                                      ------

On the following pages are the Deutsche Bank Compliance Policies and Procedures relating to personal trading by employees.  All employees of Deutsche Bank in the Americas (including employees of Deutsche Asset Management and
Mutual Funds Administration (the former Mutual Funds Group of DeAM) are required to comply with the policies therein in addition to complying with the DeAM Code of Ethics ("the Code").

Since the Deutsche Bank Compliance Policies and Procedures are a separate set of rules which correspond to the
Deutsche Bank Code of Professional Conduct, terms and definitions may differ from those used in the Code.  In some cases, the rules in the Code are more restrictive than the rules in the Deutsche Bank Compliance Policies and Procedures. Please note specifically:

Outside Accounts.
The rule allowing employees to maintain personal securities accounts at an "approved brokerage firm" does not
                                                                                                          ---
apply to employees of Mutual Funds Administration (the former Mutual Funds Group of DeAM).  Employees of  Mutual
                                                              ------------------                          -------
Funds Administration are required to maintain personal accounts (except open-end mutual fund only accounts) only
--------------------
at Deutsche Banc Alex. Brown, unless they have received an exemption from Mutual Funds Compliance.

Pre-Clearance.
The rules relating to pre-clearance differ for employees of Mutual Funds Administration (the former Mutual Funds
                                                                                                    -------------
Group of DeAM).  Until Mutual Funds Administration Group receives the Employee Trade Request System, the
-----
pre-clearance process requires the submission of an Employee Trading Pre-Clearance Form to Sarah Reilly in Mutual
Funds Compliance (410-895-3499) and calling Corporate Compliance (212-469-8787).
                                ---

Blackout Period.
The blackout period(s) in the Code is more broad than the blackout period in the Deutsche Bank Compliance
                                      ----------
Policies and Procedures.  DeAM employees are subject to an additional blackout period surrounding trades by DeAM client accounts, as described in the Code.

Initial Public Offerings.
DeAM employees are prohibited from purchasing securities in any initial public offering.  This prohibition
                   ----------                               ---------------------------
applies even if Deutsche Bank has no underwriting role and/or is not involved with the distribution.

Questions about these requirements?  Please call Odenis Abreu (250-9507), Jeff Silver (212-250-8053) or Mary
Mullin (212-250-8353) in DeAM Compliance or Jennifer Vollmer (410-895-3628), Rebecca Farrell (410-895-3389) or
                         ---------------
Sarah Reilly (410-895-3499) in Mutual Funds Compliance.
                               -----------------------

                                        COMPLIANCE POLICIES AND PROCEDURES

  ============================================ ==============================================================================
  No.:   101                                   Subject:   Employee/Employee Related Trading
  -------------------------------------------- ------------------------------------------------------------------------------
  -------------------------------------------- ------------------------------------------------------------------------------
  Effective Date: 10/1/97                      Approved By:   Mary Owen   MD/Compliance
  -------------------------------------------- ------------------------------------------------------------------------------
  -------------------------------------------- ------------------------------------------------------------------------------
  Revision Date:  5/20/99                      Applicability:   All Personnel
  ============================================ ==============================================================================

Employee Trading Policy -- Employee Accounts

      Introduction

      The  Employee/Employee-Related  Trading Policy is designed to prevent legal,  business and ethical  conflicts and to guard against the misuse of proprietary or  confidential  information.  In addition,  the policy is intended to  discourage  employees  from engaging in personal  trading on a scale that would  distract them from their daily responsibilities  to the  Firm.  Employees  are  cautioned  not to  engage  in  trading  that  might  result in the appearance of impropriety.  Deutsche Bank ("DB") strongly  encourages  investment by employees that is long-term in nature, and strongly discourages short-term, speculative trading.

      To whom does this policy apply?

      This policy  applies to the  brokerage  accounts  of  employees,  long-term  temporary  employees,  full-time consultants,  and to those accounts over which such persons expect to exercise influence or control,  including (1)
accounts  of your  spouse,  minor  children  or  relatives  of you or your  spouse to whom  substantial  support is contributed;  (2)  accounts  of any other  member of your  household,  such as a relative  (of you or your  spouse)
living in your home; (3) trust  accounts for which you act as trustee,  custodian,  power-of-attorney  or otherwise exercise any type of guidance or  influence;  and (4) corporate  accounts that you directly or indirectly  control.
All such accounts are referred to as "Employee/Employee-Related Accounts".

a.       Employee/Employee-Related Accounts (In-house--At an Approved Brokerage Firm)

      DB requires  that its  employees  maintain  their  brokerage  accounts  at an  "Approved  Brokerage  Firm" as determined by DB. If you choose to maintain  your  accounts  "in-house",  your  accounts  will be  established  and serviced by Alex Brown.  If you decide to maintain  your  accounts  outside of DB you are  required to make written application  identifying yourself as a DB employee.  Transactions  effected in  Employee/Employee-Related  Accounts are  subject to  continuous  review by the  Control  Group on a regular  basis.  The  Control  Group  will  receive duplicate  confirmations and monthly statements for every account.  Accounts established without the prior approval of  your Supervisor and the Control Group may be frozen.

b.       Trading Pre-Clearance

      All trades in an Employee/Employee-Related  Account must be pre-cleared by your Supervisor and by Compliance.
Until your group has received the Employee Trade Request ("ETR") System,  the  pre-clearance  process  requires the submission  of  an  "Employee  Trading  Pre-Clearance  Form"  to  your  Supervisor,  or  respective  delegate,  and
Compliance.  Execution of a trade may not take place until you have received both approvals.  Failure to obtain the required  approvals will result in  cancellation of your  transaction.  Losses incurred by you as the result of the cancellation  of unauthorized  trading will be charged to the account in question.  Profits in trades that were not pre-cleared must be given to a charitable organization.

      Approvals  are good for the day on which they are issued.  The one  exception  is for trade  requests  placed after 4:00 PM ET; these will be valid for the next trading day.

      GTC ORDERS (Good Till  Canceled):  GTC orders will not be approved.  The sole  exception is the entering of a
      ---------------------------------
      STOP-LIMIT order simultaneously with the initial BUY order.

c.       Black-Out, Holding Periods and Other Prohibitions

      The  following  black-out  and  holding  periods  apply  to  each  transaction  in  your  account  or  in  an
Employee-Related  Account, as previously defined.  These requirements enable Compliance to more efficiently monitor the trading  activities  of DB  employees  and to prevent  trading by employees  in  sensitive  departments  (i.e.,
Investment Banking, Research, Capital Markets) that could be perceived as inappropriate.

      Black-Out  Period:  The  "black-out"  period is described  as two business  days  immediately  preceding  the
      -----------------
      release of quarterly  earnings,  and two business days after the release of quarterly  earnings.  No employee of Investment  Banking,  Research,  or Capital  Markets  areas will receive  clearance  from their  Reviewing
      Department  Head ("RDH") to purchase or sell  securities  during this period.  Exceptions may be granted only on a case-by-case basis, by Compliance.

      Holding Periods:     The firm imposes a holding period for all  investments in equity,  non-investment  grade
      ----------------
      debt,  preferred  instruments and any security that is convertible  into such  securities.  Exceptions may be granted only on a case-by-case basis, by Compliance. The standard holding periods are:

o        Investment Banking - 6 months
o        All Others - 30 days
o        Alex Brown Retail - None

      As a general rule, no employee of the Research  Division,  Investment  Banking  Division,  or Capital Markets
Division may trade in the securities of issuers that are covered by you, i.e.,  the Research  Analyst  covering XYZ may not trade XYZ  securities,  the Investment  Banker  servicing XYZ may not trade XYZ  securities.  Exceptions to this general rule will be made on a case by case basis, at the sole discretion of Compliance.

d.       Options, Futures, Options on Futures and Other Derivative Securities

        You may trade options (except for uncovered options), futures, options on futures, forwards, warrants or options on physical commodities or currencies subject to a 30 day holding period. You may not write covered calls, unless you have held the underlying security for the required 30 day or 6 month holding period.

         Short sales are permitted only to the extent they are "short vs. the box" or covered. Compliance monitors employee-trading carefully for adherence to these guidelines. Employees found violating these policies may be subject to sanctions, including the suspension of trading privileges and termination.

e.       Primary and Secondary Public Offerings

      You may not purchase any security that is part of a primary or secondary offering on which DB is acting as a lead or co-managing underwriter until the offering is priced and the syndicate is terminated.

      Please keep in mind that the NASD has regulations prohibiting associated persons of member firms from purchasing public offerings that are considered HOT ISSUES. Hot Issues are defined as public offerings that are trading in the secondary market at a price above the offering price.

f.       Restrictions Arising from DB's Research Recommendations

      You are  restricted  from  trading  in an  issuer's  securities  for a period  of two days from the time a DB research analyst  initiates  coverage,  or changes the  recommendation on that issuer. If you are aware of any such research  recommendation  prior to publication,  you are prohibited from trading for your own account from the time you learn of the  research  recommendation  until two  business  days  after its  publication.  The New York  Stock
Exchange and the National  Association of Securities  Dealers  regularly  inquire about trades  executed ahead of a research rating change or initiation of coverage.

g.       Information Regarding Customer or Firm Orders

      You are  prohibited  from  "frontrunning"  customer or Firm orders,  i.e.,  trading for your own account with knowledge and in advance of a customer or Firm order in the same security.

      In addition,  you are strongly  discouraged from "piggybacking" on customer or Firm trades, i.e., engaging in identical  trades as those that a client or Firm account has completed.  While  piggybacking is not itself illegal, it can create the appearance of impropriety.

h.       Trading Securities that are on DB's Restricted List

         Employees of DB may not effect trades in securities that appear on the Restricted List. For your information and convenience, the Restricted List is posted daily on CCMail under the Compliance Department's
Bulletin Board and is also available on the Intranet Homepage.

                                  PROCEDURES FOR ESTABLISHING BROKERAGE ACCOUNTS

The Deutsche Bank ("DB") Compliance Policy requires all DB personnel to take a number of steps with respect to their personal securities accounts and transactions.  The Policy requires that all personal securities accounts be maintained at an "Approved Brokerage Firm."

The Compliance Department has established procedures that have allowed the designation of the majority of
Broker/Dealers as "Approved Brokerage Firms," the main requirement being the Carrying Broker/Dealer's ability to deliver confirmations of transactions electronically to the DBS Compliance Control Group ("Control Group").

The following firms are the only Broker/Dealers not approved for use by DB employees:

1.       A. B. Watley
2.       BuyAndHold.com
3.       Datek Online
4.       Edward Jones
5.       Ernst & Company (a.k.a. Investek)
6.       Firstar
7.       FOLIO[fn]
8.       The Glenmede Trust Company
9.       Global Capital Markets
10.      JP Morgan
11.      Mutual, Inc.
12.      Netstock Investment Corp.
13.      People's Securities
14.      Regal Discount Securities
15.      Salomon Grey Financial Corp.
16.      Sharebuilder.com
17.      Sutro & Co.
18.      Viewtrade.com
19.      Washington Mutual
20.      WealthBuilder.com
21.      Web Street Securities

If you choose to establish/maintain your accounts at an Approved Brokerage Firm, you are required to make a written application to that Firm, identifying yourself as a DB employee (see attachment).

Special arrangements have been established with the following firms:

                  Deutsche Banc Alex. Brown, Employee Brokerage Center, 877-333-6269
                  Smith Barney Rasweiler Group, Garrett Buckley, 212-643-5769
                  Quick & Reilly, Siobhan Deasy, 212-232-4728
                  Merrill Lynch, Richard Verlin, 212-236-5044
                  Fidelity Brokerage Services, 212-371-2327
                  Charles Schwab, Designated Brokerage, 877-602-7419
                  National Discount Brokers, 201-209-7061

                                                                                --------------------------------------
                                                                                Date
                                                                                --------------------------------------
                                                                                Account Number
                                                                                --------------------------------------
                                                                                Account Title
                                                                                --------------------------------------
                                                                                Tax ID Number
---------------------------------------------
Name of Carrying Broker Dealer
---------------------------------------------
Address
---------------------------------------------
---------------------------------------------

RE: Intent to open an account

To Whom it may concern;

As an employee, or an associated person of a Member Firm, Deutsche Bank Group ("DB"), I am obligated under NYSE
Rule 407(a) to express my intention to open a securities or commodities account with your firm in writing both to you as the carrying firm and to my employer.

This letter shall serve as notification that I intend to establish such an account with your firm and the signature of the Reviewing Department Head (or his/her Authorized Delegate) below shall evidence said notification of my employer.

You will receive detailed instructions regarding the delivery of duplicate confirmations and statements directly from DB's Compliance Department once the account has been established and an account number has been provided.

Should you require further information please contact Peter Rock at (212) 469-2195.

                                      Very truly yours,

    -------------------------------------------------        ----------------------------------------------
    Supervisor Signature                                     Employee Signature

    -------------------------------------------------        ----------------------------------------------
    Name                                                     Name

cc:      Supervisor
         Compliance Department (with account numbers and Disclosure Form)

-------------------------------------------------------------------------------------------------------------------
NOTE: The procedure detailed below was not yet effective for DeAM at the time this Code was approved and is provided for future reference.  You will be notified in advance of implementation and availability.  Until such time, you must continue to call 212-469-8787 to pre-clear all Securities transactions.
-------------------------------------------------------------------------------------------------------------------

PROCEDURES FOR PRE-CLEARING PERSONAL TRADES
-------------------------------------------

In order to facilitate the above referenced process with as little inconvenience as possible, Compliance has designed a web site on the IntraNet.  The site includes a Compliance Home Page with a Restricted List query facility and a menu of "Employee Trading Pre-Clearance Forms".  The form that you are required to fill out and submit for approval will depend upon your place of employment.  Be sure to select the appropriate form.  The site provides for the automatic submission of the form to your supervisor and Compliance.  When the form is approved it will be routed back to you for your records, at which point you may proceed with the execution of your transactions.

The following are instructions for placing an Employee Trade Request ("ETR"):

1.       Launch Netscape

2.       Double click on U.S. Compliance (located under Staff Services on the DB Intranet
         Home Page)

3.       Select Employee Trade Request from the Compliance Department Webpage

4.       Type in User Name and Password (case sensitive)

5.       The system will ask you to verify your user information.  Click "Here to Submit".

6.       Type the Security Name in the query box.  (If the security is on the Restricted List,
         ETR will prompt you to call Compliance.  If the security is not on the Restricted
         List, ETR will let you proceed to the Forms Webpage.)

7.       Select the Request Form that corresponds to your department. Upon submitting your request, ETR will send an e-mail message informing your supervisor that a trade request is open.  Once your supervisor approves your request, you will receive another e-mail giving you authorization to execute your trade.

If your supervisor is not available, input your request ticket and contact Compliance at 212-469-8787 for approval.

With the exception of discretionary or third party managed account, all employee and/or employee related accounts must be pre-cleared.  Failure to adhere to DB's Employee Trading Policy may result in trades being revoked and/or removal of 407 authorization letter.

Please Note:  All employees are subject to a 30-day holding period with the exception of Investment Banking employees who have a 6-month holding period, and Alex Brown Retail Brokers who have no holding period.

--------
1 Deutsche Asset Management is the marketing name in the U.S. for the asset management activities of Deutsche
Bank AG, Deutsche Fund Management, Inc., Bankers Trust Company, Deutsche Banc Alex. Brown Inc., Deutsche Asset
Management Inc. (formerly Morgan Grenfell Inc.), and Deutsche Asset Management Investment Services Limited.
2 For purposes of this policy, "Managing Officer" is defined as an officer of at least the Managing Director level to whom the employee directly or indirectly reports, who is in charge of the employee's unit (e.g., a
Department Head, Division Head, Function Head, Group Head, General Manager, etc).
3 Under the Bank Bribery Act and other applicable laws and regulations, severe penalties may be imposed on anyone who offers or accepts such improper payments or gifts.  If you receive or are offered an improper payment or gift, or if you have any questions as to the application or interpretation of Deutsche Bank's rules regarding the acceptance of gifts, you must bring the matter to the attention of the Compliance Department.

4 For purposes of this policy, "Managing Officer" is defined as an officer of at least the Managing Director level to whom the employee directly or indirectly reports, who is in charge of the employee's unit (e.g., a
Department Head, Division Head, Function Head, Group Head, General Manager, etc).
5  "Securities"  includes  equity  or debt  securities  (both  privately  and  publicly  offered),  derivatives  of securities (such as options,  warrants, indexes and ADRs), futures,  commodities and similar instruments,  but does not  include:  (i) shares of  open-end  mutual  funds  (unless  otherwise  directed by  compliance)  or (ii) direct obligations of the United States government.

6 "Employee  Related  Accounts"  include (i) employee's own accounts;  (ii) the  employee's  spouse's  accounts and the  accounts of minor  children and other  members of the  household  (whether by marriage or similarly  committed status)  living in the employee's  home;  (iii) accounts in which the employee,  his/her  spouse/domestic  partner, minor children or other persons living in their home have a beneficial  interest  (i.e.,  share in the profits even if there is no influence on voting or disposition of shares);  and (iv) accounts (including  corporate accounts and trust  accounts) over which the employee or his/her  spouse/domestic  partner  exercises  investment  discretion or control.

**PLEASE COMPLETE AND RETURN TO COMPLIANCE AT MS NYC02-1702**